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                                                                   EXHIBIT 10.30



                           MASTER SERVICES AGREEMENT

                             (PRECLINICAL SERVICES)

       This Agreement dated as of June 11, 1996 (this "Agreement"), is entered into by and between ILEX Oncology Inc., a Delaware corporation ("ILEX"), with offices located at 14785 Omicron Drive, San Antonio, Texas 78245, and Lipitek International, Inc., a Delaware corporation ("LIPITEK"), with offices located at 14785 Omicron Drive, San Antonio, Texas 78245.

                                    RECITALS

       A. ILEX is in the business of evaluating and developing anticancer pharmaceuticals.

       B. LIPITEK is engaged in the business, amoung other activities, of providing formulation and manufacturing services with regard to the evaluation and development of anticancer pharmaceuticals.

       C. ILEX and LIPITEK desire to enter into this Master Services Agreement for the purpose of delineating in advance the terms and conditions which will govern the relationship between the parties and define the conditions under which ILEX will award to LIPITEK, and LIPITEK will accept from and perform for ILEX, certain services.

                                   AGREEMENTS

       In consideration of the mutual agreements of the parties contained herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                1.  DEFINITIONS

1.1 "Invention" means any discovery, concept or idea, whether or not patentable or copyrightable, which arises directly out of the Services performed pursuant to this Agreement or any Work Plan and is conceived and reduced to practice during the term of this Agreement.

1.2 "Agents" means the employees, consultants and agents of LIPITEK engaged by LIPITEK in connection with the performance of the Services.

1.3 "Services" shall refer to the particular tasks to be performed by LIPITEK as set out in any Work Plan or document attached thereto.





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1.4    "Work Plan" shall refer to the written agreement between ILEX and
       LIPITEK which sets out with specificity the services to be performed, the time line for the performance of the services, the costs associated with the services, the schedule of payments for the performance of the services and specifically incorporates by reference the terms and conditions of this Agreement. No Work Plan shall be effective until it is accepted in writing by both ILEX and LIPITEK. The terms and conditions of this Agreement shall be made a part of and incorporated by reference into each Work Plan. A specimen of the form of each Work Plan is attached hereto as Exhibit A.

                             2.  SCOPE OF THE WORK

2.1 There shall be no limit to the number of Work Plans that may be entered into and governed by this Agreement. Each Work Plan shall constitute a unique agreement and shall stand alone with respect to any other Work Plan entered under this Agreement. The performance of obligations under any one Work Plan shall not effect, and shall at all times be unrelated to, the performance of any other Work Plan entered under this Agreement.

2.2 LIPITEK agrees to devote its best reasonable efforts to perform the specific tasks set forth in each individual Work Plan in accordance with the terms and conditions contained herein, as set out in each Work Plan and in accordance with all applicable laws and regulations.

2.3 This Agreement and individual Work Plans entered hereunder may be extended or modified (including changes in scope) upon the written agreement of both parties; provided, however, both parties shall agree on the amount of additional payment to be made by ILEX with respect to additional costs associated with such extension or modification. Modifications to specific Work Plans shall not effect this Agreement, or prior, current or future Work Plans unless it is the express written intent of the parties that modifications do so.

2.4 If the assumption under which the parties create a Work Plan budget and time line prove to be materially inaccurate, in whole or in part, then the parties shall review the Work Plan budget and the time line and make all reasonable revisions to insure the Work Plan is sufficiently funded and to promote the best interests of the Work Plan.

2.5 The existence of this Agreement shall not preclude or limit the ability of the parties to enter into independent contracts outside of this Agreement.

2.6 In the event of a conflict between the terms of this Agreement and any Work Plan, the terms of this Agreement shall govern.





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                           3.  SERVICES AND PAYMENTS

3.1 Each Work plan shall contain a description of the Services to be performed by LIPITEK pursuant to such Work Plan, including a time line for such performance.

3.2 Each Work Plan shall contain a schedule of payments to be made by ILEX to LIPITEK for the Services performed pursuant to such Work plan, including the amount and timing of such payments.

3.3 Unless otherwise specified in a particular Work Plan, LIPITEK shall provide to ILEX invoices for payments due under the terms of such Work Plan.

                          4.  PERIOD OF THE AGREEMENT

4.1 The term of this Agreement shall commence on the date of this Agreement and continue until terminated by either party as hereinafter provided.

4.2 Either party may terminate this Agreement or any individual Work Plan, with or without cause, upon 30 days prior written notice thereof given to the other party.

4.3 Upon termination of this Agreement, ILEX shall pay to LIPITEK all sums owing to LIPITEK at the time of termination and all costs incurred or accrued during any wind down period hereinafter described. Upon notice of termination of this Agreement prior to the completion of all Work Plans, the parties shall negotiate in good faith any Services to be undertaken and the costs associated with the winding down and closing out of any then uncompleted Work Plan(s).

4.4 The payment and service related provisions of this Agreement shall survive any termination but only as necessary to allow completion of any particular Work Plan and for the limited purpose of regulating the obligations and duties of the parties with respect to particular Work Plan obligations that extend beyond contract termination.

4.5 The provisions of Articles 5, 6 and 8 shall survive any termination of this Agreement for a period of five years.

                              5.  CONFIDENTIALITY

5.1 LIPITEK will keep strictly confidential and will not use for any purpose other than as described herein all information transmitted to it by ILEX. For purposes hereof, confidential information shall not include information that:

       (a)    is or becomes publicly available through no fault of LIPITEK;





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       (b)    is disclosed to LIPITEK by a third party, provided such
              information was not obtained by such third party, directly or indirectly, from ILEX on a confidential basis;

       (c) is already known to LIPITEK as shown by its prior written records or other competent evidence;

       (d)    is required by law or court order to be disclosed.

5.2 Notwithstanding the foregoing, LIPITEK may disclose such confidential information to its Agents who have a need to know such confidential information and, to the extent necessary to others who are involved in the performance of the Services. LIPITEK will use its best efforts to require any third party to whom it discloses such information to maintain the confidential information to substantially the same extent as LIPITEK.

5.3 It may become necessary for LIPITEK to disclose to ILEX information which LIPITEK considers proprietary, privileged or confidential. ILEX shall protect LIPITEK's confidential information with the same degree of care as LIPITEK is required to protect ILEX' confidential information under this Article 5.

5.4 Except as required by applicable law, neither party will release or distribute any materials or information (excluding reprints of previously published materials) containing the name of the other party or its employees, consultants or agents without the prior written approval of the other party, which approval will not be unreasonably withheld.

                                 6.  INVENTIONS

6.1 All techniques, processes, methods and other know-how of LIPITEK and its Agents as of the date of this Agreement shall continue to be the sole and exclusive property of LIPITEK and its Agents.

6.2 If an Invention is made, either solely or jointly, LIPITEK and ILEX shall give each other written notice thereof within 30 days of identification of such invention. As promptly as reasonably practical thereafter, the parties will use reasonable efforts to cooperate with each other to investigate, evaluate and determine the ownership of such invention.

6.3 ILEX may, in its own discretion, file and prosecute at its own expense, applications for foreign and United States letters patent or any patentable information derived from such Invention. Upon the request of ILEX, and at the sole expense of ILEX, LIPITEK shall assist in prosecuting such applications and shall execute and deliver any and all instruments necessary to make, file, and prosecute all such applications, divisions, continuations, continuations-in-part or reissue thereof.





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6.4    LIPITEK shall assign its rights to any Invention to ILEX.

6.5 At LIPITEK's request, ILEX shall grant LIPITEK a royalty-free, world-wide, non-exclusive, right to use any Invention which represents a new, improved or modified technique, process, method or similar know-how for the performance of services for existing or future customers of LIPITEK (a "Process Improvement").

6.6 Notwithstanding anything to the contrary contained in this Agreement or any Work Plan, LIPITEK may retain in its possession copies of any and all data, documents or information related to the performance of the Services required for regulatory, legal, insurance or record keeping purposes.

                       7.  WARRANTIES AND REPRESENTATIONS

7.1 ILEX warrants and represents that it has disclosed to LIPITEK, prior to contract, all material facts relating to this Agreement or any Work Plan that may affect LIPITEK's performance of the Services.

7.2 LIPITEK warrants and represents that it possesses the requisite skill, experience and personnel to perform the described services in accordance with the professional standards of the industry. LIPITEK disclaims all other representations or warranties, express or implied, including any warranty of merchantability, fitness for particular use or whether any information may infringe the rights of others.

                              8.  INDEMNIFICATION

8.1 ILEX shall indemnify, defend and hold harmless LIPITEK and its employees, officers, directors, parent and affiliated companies, agents, subcontractors, authorized independent contractors, successors and assigns (herinafter "indemnitee") against all losses, costs, expenses, liabilities and damages of every kind and nature, including, without limitation, interest, penalties, reasonable attorney's fees and arbitration and/or litigation costs, in connection with or arising out of or during LIPITEK's performance of the Services (collectively the "claims"), except to the extent that any such claim is caused solely by the indemnitee's own gross negligence, reckless or intentional misconduct in the performance of the Services.

8.2 Indemnitee may tender to ILEX the defense of any claim by giving ILEX timely written notice after such claim was served upon indemnitee. ILEX shall defend indemnitee from any claim so tendered to ILEX at ILEX' sole cost and expense and ILEX shall keep indemnitee informed as to the progress of its defense of any such claim. ILEX shall have the right to control the defense and disposition (including, without limitation, settlement, litigation or appeal) of any such claim.





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8.3    The parties agree, however, that no such settlement shall serve to establish liability on the part of LIPITEK, its parent, employees or agents without the express written consent of LIPITEK. ILEX shall be obligated to fully indemnify the indemnitee as described in this Article 8.

8.4 LIPITEK agrees to indemnify, defend and hold harmless ILEX against and in respect of any and all losses, costs, expenses, liabilities and damage, including, without limitation, interest, penalties and reasonable attorney's fees resulting from LIPITEK's gross negligence or willful misconduct in the performance of the Services.

8.5 LIPITEK shall not be held accountable for delay in its performance of the Services due to the errors, acts, omissions or negligence of persons or entities not employed by or otherwise under the direct control of LIPITEK, except that LIPITEK may be held accountable for delays in its performance of this Agreement due to the errors, acts, or omissions of Agents under LIPITEK's direct control. LIPITEK shall not be held accountable for errors contained in data delivered to LIPITEK from persons or entities not under the direct control of LIPITEK.

                               9.  MISCELLANEOUS

9.1 This Agreement may not be assigned by either party without the prior written consent of the other party.

9.2 The relationship between the parties is that of an independent contractor and neither party shall have the authority to bind or act on behalf of the other party without its prior written consent. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership or business organization of any kind.

9.3 This Agreement shall constitute the entire understanding of the parties hereto relating to the subject matter hereof and shall not be changed or modified except in writing and signed by authorized representatives of the parties. All prior Agreements, whether written or oral between the parties relating to the subject matter hereof are superseded by this Agreement and are of no further force or effect.

9.4 The covenants and conditions contained herein will apply to and bind the successors, representatives and assigns of all parties hereto.

9.5 If any provision of this Agreement shall be deemed void in whole or in part for any reason whatsoever, the remaining provisions shall remain in full force and effect.





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9.6    No failure or delay of one of the parties to execute any of its rights or powers under this Agreement shall operate as a waiver thereof, nor shall any other single or partial exercise of such right or power preclude any other further exercise thereof. The rights and remedies provided for in this Agreement are not cumulative and not exclusive of any rights or remedies provided by law.

9.7 No party will be liable for failure or delay in performing the obligations set forth in this Agreement, and no party shall be deemed in breach of its obligations, if such failure or delay is due to any causes reasonably beyound the control of such party.

9.8    Notices hereunder shall be provided by certified mail/courier only.

              If to ILEX:          ILEX Oncology Inc.
                                   14785 Omicorn Dr., Suite 101
                                   San Antonio, TX 78245
                                   Attention: Dick Love
              If to LIPITEK:       Lipitek International, Inc.
                                   14785 Omicron Dr.
                                   San Antonio, TX 78245
                                   Attention: Alex Weis, Ph.D.

9.9    This Agreement may be executed in counterpart original.

9.10 The validity, interpretation, performance, rights and duties with respect to this Agreement shall be determined by the laws, and within the jurisdiction, of the State of Texas.

       This Master Services Agreement is executed as of the date first written above.

ILEX Oncology Inc.                         LIPITEK INTERNATIONAL Inc.


BY:                                        By:
         -----------------------------              ---------------------------

Name:         Richard L. Love              Name:        Charles T. Goodhue
         ----------------------------               ---------------------------

Title:        President/CEO                Title:       Director of Research
         -----------------------------              ---------------------------

Date:                                      Date:
         -----------------------------              ---------------------------





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                                WORK PLAN NO. 1


Master Services Agreement:

       This Work Plan is executed pursuant to the Master Services Agreement dated as of June 11, 1996, (the "Master Agreement"), between ILEX Oncology, Inc., a Delaware corporation ("ILEX"), and Lipitek International, Inc., a Delaware corporation ("LIPITEK"). This Work Plan is governed by the terms of the Master Agreement, which terms are incorporated by reference; and this Work Plan is hereby made a part of the Master Agreement.

Services

1. Lipitek will undertake, with its best efforts, to resolve DFMO into l-enantiomer and possibly useful quantities of D-enantiomer. ILEX will provide one (1) kilo of racemic DFMO of highest purity available.

2. Lipitek will undertake, with its best efforts, the DFMO resolution on a small scale (1-10g) to prove feasibility. The time required for this is in the order of 1 month. The cost for this will be $15,000 up front.

3. If the small scale process is successful, Lipitek then will produce 100 g of the L-enantiomer in a purity of 98% or greater. The cost of this will be an additonal $35,000 payable in two equal installments, the first at the initiation of the large scale separation, and the final payment after delivery and acceptance of the material.

4. It should be pointed out that the process may also yield a useful quantity of the D-enantiomer of DFMO, probably as an ester or amide.

Payment Schedule

ILEX will make an initial payment of $15,000 due and payable before initiation of the project.

If the small scale resolution is successful ILEX will make a sceond payment of $17,500 prior to the initiation of the large scale separation.





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ILEX will make a final payment of $17,500 within 15 days of delivery and acceptance by ILEX of at least 100 g of L-enantiomer and all quantities of D-enantiomer prepared in the resolution process.


Approved:


ILEX Oncology Inc.                         Lipitek International Inc.


-----------------------------              -----------------------------
         Signature                                   Signature

     Richard L. Love                             Charles T. Goodhue
----------------------------               -----------------------------
           Name                                        Name

     President/CEO                              Director of Research
-----------------------------              -----------------------------
          Title                                        Title


-----------------------------              -----------------------------
           Date                                        Date




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                                WORK PLAN NO. 2

                    Preparation of MSI-1436 from Squalamine


Master Services Agreement

       This Work Plan is executed pursuant to the Master Services Agreement dated as of June 11, 1996 (the "Master Agreement"), between ILEX Oncology, Inc., a Delaware corporation ("ILEX"), and Lipitek International, Inc., a Delaware corporation ("LIPITEK"). This Work Plan is governed by the terms of the Master Agreement, which terms are incorporated by reference; and this Work Plan is hereby made a part of the Master Agreement.

Services

      o       Reproduce the synthetic scheme for MSI-1436 on a small scale (0.5
              - 1.0 gam)

      o       Optimize reaction sequence and establish a reproducible and
              scaleable    synthetic method to produce approximately 3 gm of
              material

      o       Establish raw material release specifications

      o       Collect analytical data on all intermediates and final product:
              HPLC purity, TLC and NMR

      o Use best effort to match or exceed purity, as determined by HPLC, of MSI-1436 sample

      o Submit final report summarizing synthesis scheme used for final product and analytical data for all intermediates and final product

ILEX will provide:

      o Squalamine starting material (approximately 10 gm) in one or more batches
      o Details of all available analytical procedures and synthetic prosesses
      o       MSI-1436 sample
      o       Access to ILEX facilities

Payment Schedule

ILEX will make an initial payment of $12,000 due and payable before initiation of the project.





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ILEX will make a final payment of $12,000 within 15 day of delivery and acceptance by ILEX of final product and Final Report.


Approved:


ILEX Oncology Inc.                         Lipitek International Inc.


   /s/ RICHARD L. LOVE                         /s/ CHARLES T. GOODHUE
-----------------------------              -----------------------------
         Signature                                   Signature

     Richard L. Love                             Charles T. Goodhue
----------------------------               -----------------------------
           Name                                        Name

     President/CEO                              Director of Research
-----------------------------              -----------------------------
          Title                                        Title


-----------------------------              -----------------------------
           Date                                        Date





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